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                                                               Exhibit 4(B)-1(A)


                     TEXAS EASTERN TRANSMISSION CORPORATION

                                       TO

                            THE CHASE MANHATTAN BANK

                                                Trustee


                              ___________________

                          First Supplemental Indenture

                           Dated as of April 16, 2001

                              ___________________

                                to the Indenture

                          Dated as of December 1, 2000

                              ___________________

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                             TABLE OF CONTENTS (1)

                                                                    Page
                                                                    ----
                                   ARTICLE 1

                                   AMENDMENTS

SECTION 101.  Amendments............................................  2

                                   ARTICLE 2

                                 MISCELLANEOUS

SECTION 201.    Recitals............................................  3
SECTION 202.    Ratification and Incorporation of Original
                Indenture...........................................  3
SECTION 203.    Executed in Counterparts............................  3
SECTION 204.    Capitalized Terms not Defined.......................  4
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(1)  This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

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     THIS FIRST SUPPLEMENTAL INDENTURE is made as of the 16th day of April,
2001, between TEXAS EASTERN TRANSMISSION CORPORATION, a Delaware Corporation (the "Company"), having its principal office at 5400 Westheimer Court, Houston, Texas 77056, and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee (herein called the "Trustee").

                                  WITNESSETH:

        WHEREAS, the Company has heretofore entered into an Indenture, dated as of December 1, 2000 (the "Original Indenture"), with The Chase Manhattan Bank, as Trustee;

        WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as amended by this First Supplemental Indenture, is herein called the "Indenture";

        WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture, and now has outstanding, its 7.30% Notes due 2010 in the aggregate principal amount of $300,000,000;

        WHEREAS, the Original Indenture provides that a partnership may, by conversion of the Company into such partnership, succeed to, and be substituted for, the Company upon the satisfaction of certain conditions provided in the Original Indenture;

        WHEREAS, the Company desires to amend the Original Indenture to add certain mechanical provisions to the Original Indenture relating to issuers that are partnerships;

        WHEREAS, this First Supplemental Indenture may be entered into for the aforementioned purpose without the consent of any Holders of Securities pursuant to Section 901(9) of the Original Indenture; and

        WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

        NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
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                                   ARTICLE 1

                                   AMENDMENTS

        SECTION 101. Amendments. The following sections of the Original Indenture are amended as follows:

        (a) Section 101 of the Original Indenture is hereby amended by substituting the following definitions in their entirety for the definitions of such terms in Section 101 of the Original Indenture:

            (i) "Board of Directors" means either the board of directors of the Company (or, if the Company is a partnership, its general partner) or any duly authorized committee thereof.

            (ii) "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company (or, if the Company is a partnership, of its general partner) to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            (iii) "Company Request" or "Company Order" means a written request or order signed in the name of the Company by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company (or, if the Company is a partnership, of its general partner), and delivered to the Trustee.

            (iv) "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company (or, if the Company is a partnership, of its general partner), and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 1005 shall be the principal executive, financial or accounting officer of the Company (or if the Company is a partnership, of its general partner).

            (v) "Vice President," when used with respect to the Company, the general partner of the Company (if the Company is a partnership), or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

        (b) Section 105(2) of the Original Indenture is hereby amended to add the words "(or, if the Company is a partnership, the Treasurer of its general partner)" immediately after the word "Treasurer" in such Section.

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        (c) Section 201 of the Original Indenture is hereby amended to add the words "(or, if the Company is a partnership, of its general partner)" immediately after the words "Secretary or an Assistant Secretary of the Company" in the first paragraph of such Section.

        (d) Section 301 of the Original Indenture is hereby amended to add the words "(or, if the Company is a partnership, of its general partner)" immediately after the words "Secretary or an Assistant Secretary of the Company" in the last paragraph of such Section.

        (e) Section 303 of the Original Indenture is hereby amended to substitute the following two paragraphs for the first two paragraphs of such Section:

        "The Securities shall be executed on behalf of the Company by the Chairman of the Board, the President or one of the Vice Presidents of the Company (or, if the Company is a partnership, of its general partner), attested by the Secretary or one of the Assistant Secretaries of the Company (or, if the Company is a partnership, of its general partner). The signature of any of these officers on the Securities may be manual or facsimile.

        "Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company (or, if the Company is a partnership, of its general partner) shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities."


                                   ARTICLE 2

                                 MISCELLANEOUS

        SECTION 201. Recitals. The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee; the Trustee makes no representation and shall have no responsibility for, and in respect of, the validity or sufficiency of this First Supplemental Indenture or the execution hereof by the Company; and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

        SECTION 202. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

        SECTION 203. Executed in Counterparts. This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be

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an original, and such counterparts shall together constitute but one and the same instrument.

        SECTION 204. Capitalized Terms not Defined. Any capitalized terms not defined in this First Supplemental Indenture shall have the definitions provided in the Original Indenture.

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        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.

                                            TEXAS EASTERN TRANSMISSION
                                              CORPORATION



                                            By: /s/ Alan N. Harris
                                               --------------------------------
                                                Vice President, Controller
                                                 and Treasurer

Attest:

 /s/ Beverly J. Fite
----------------------------
 Assistant Secretary


                                            THE CHASE MANHATTAN BANK,
                                              as Trustee


                                            By: /s/ J.D. Heaney
                                               --------------------------------
                                                J.D. Heaney
                                                Vice President

Attest:

 /s/ Diane Darconte
----------------------------

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